SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 9, 2004

(Date of earliest event reported)

GMX Resources Inc.

(Exact name of registrant as specified in its charter)

(Commission File No. 000-32325)

Oklahoma	73-1534474
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

One Benham Place 9400 North Broadway, Suite 600 Oklahoma City, Oklahoma	73114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(405) 600-0711

Item 5. Other Events and Regulation FD Disclosure

On April 9, 2004, GMX Resources, Inc. (the “Company”) made available on its website at www.gmxresources.com and distributed to certain investors and analysts a presentation (“Presentation”) providing certain information about the Company and its business plans.

A copy of the presentation is filed as an Exhibit to this report pursuant to Rule 135c under the Securities Act of 1933.

Item 7. Financial Statements and Exhibits

The following exhibits are included with this report:

Exhibit No.	Description

99.1	Company Presentation dated April 6, 2004

Item 12. Results of Operations and Financial Condition

In the Presentation,, the Company also disclosed certain information concerning its expected results of operations for the fiscal year ended December 31, 2004. A copy of the Presentation is included as an Exhibit to this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GMX RESOURCES INC.

Date:	April 9, 2004	By:	/s/ Ken L. Kenworthy, Sr.

Ken L. Kenworthy, Sr., Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Company Presentation dated April 6, 2004